UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2014, we entered into a financial consulting agreement with Eventus Consulting, P.C., an Arizona professional corporation, pursuant to which Eventus has agreed to provide financial consulting and shareholder communication services to our company. In consideration for Eventus’ services, we have agreed to pay Eventus a rate of $175 per hour for all work performed by senior staff and $65 per hour for support staff for other accounting and bookkeeping services.

The term of the consulting agreement is for a period of one year from August 1, 2014 and shall automatically renew for additional one year periods upon the expiration of the term unless otherwise terminated.

For a complete description of all of the terms and conditions of the agreement please refer to the consulting agreement which is filed as exhibit 10.1 to this current report on Form 8-K.

The information required by this Item pursuant to the employment agreement with Neil Reithinger is included under Item 5.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item is included under Item 5.02 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 1, 2014 Joseph Tenne resigned as our Chief Financial Officer, Treasurer and Secretary. Mr. Tenne’s resignation was not as a result of any disagreement with our company operations, policies or practices but for personal reasons. Mr. Tenne will remain as Chief Financial Officer of our Israeli subsidiary, Orgenesis Ltd.

On August 1, 2014 we appointed Neil Reithinger as our Chief Financial Officer, treasurer and Secretary pursuant to an employment agreement which has the following terms:

(a)	payment of a monthly salary of $1,500.00;

(b)	payment of an annual bonus as determined by our company in our sole discretion;

(c)	participation in our company’s pension plan;

(d)	a grant of 200,000 stock options exercisable at the current market price of $0.50 for a period of 5 years, and which are subject to vesting provisions; and

(e)	reimbursement of expenses.

For a complete description of all of the terms and conditions of the agreement please refer to the form of employment agreement which is filed as exhibit 10.2 to this current report on Form 8-K.

Neil Reithinger is the Founder and President of Eventus Advisory Group, LLC, a private, CFO-services firm incorporated in Arizona, that specializes in capital advisory and SEC compliance for publicly-traded and emerging growth companies. He is also the President of Eventus Consulting, P.C., a registered CPA firm in Arizona. Prior to forming Eventus, Mr. Reithinger was COO & CFO from March 2009 to December 2009 of New Leaf Brands, Inc. [OTC:NLEF], a branded beverage company, CEO of Nutritional Specialties, Inc. from April 2007 to October 2009, a nationally distributed nutritional supplement company that was acquired by Nutraceutical International, Inc. [NASDAQ: NUTR], Chairman, CEO & President of Baywood International, Inc. from January 1998 to March 2009, a publicly-traded nutraceutical company and Controller of Baywood International, Inc. from December 1994 to January 1998.

Mr. Reithinger earned a B.S. in Accounting from the University of Arizona and is a Certified Public Accountant. He is a Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

There are no family relationships between Mr. Reithinger and our board of directors.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement dated August 1, 2014 with Eventus Consulting, P.C.
10.2	Employment Agreement dated August 1, 2014 with Neil Reithinger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Vered Caplan
Vered Caplan
Interim President ,Chief Executive Officer and
Chairperson of the board of directors

August 5, 2014